Exhibit 99.1

RGS Energy Improves Capitalization Structure, Eliminating Subordinated Debt and Reducing Warrant Overhang

LOUISVILLE, CO, June 25, 2015 – RGS Energy (NASDAQ: RGSE), one of the nation’s leading rooftop installers of solar equipment, has converted all of its subordinated debt to Class A common stock and entered into agreements to exchange a substantial amount of its Series A and C warrants for Class A common stock.

The subordinated debt transaction involved converting outstanding principal of $3.15 million and accrued interest of $1.09 million under loans from Riverside Fund III, L.P., an affiliate of the company’s largest shareholder, Riverside Renewable Energy Investment, LLC into 1,288,156 shares of the company’s Class A common stock at $3.29 per share, the closing price on June 23, 2015.

“In addition to eliminating our subordinated debt and improving our working capital, the conversion of this debt held by Riverside, our largest shareholder and whose director is our chairman, demonstrates their confidence in our turn-around progress and plans,” said Dennis Lacey, president and CEO of RGS Energy.

The company also has entered into agreements to exchange Series A and Series C warrants for an aggregate of 1,330,000 shares of Class A common stock. The consummation of the exchange is subject to certain closing conditions, one of which is that the NASDAQ Stock Market has completed its review of the transaction without objection.

During the second quarter of 2015, Series B warrants were exercised into 1,564,787 shares of Class A common stock, providing net proceeds of more than $4 million. After consummation of the warrant exchange transaction described above, substantially all Series A, B, C, D and E common stock warrants will have been exercised or exchanged.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s leading rooftop installers of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” For more information about the company, visit www.rgsenergy.com.

Forward-Looking Statements and Cautionary Statements

This press release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events. The words “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the factors discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.rgsenergy.com

Media and Investor Relations Contact

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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